As filed with the Securities and Exchange Commission on July 2, 1997

                                            Registration No. 333-__________


                          UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                            FORM S-8

                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933

                    MONOCACY BANCSHARES, INC.
     (Exact Name of Registrant As Specified In Its Charter)

           Maryland                               52-1824297
          ---------                               -----------
(State or other jurisdiction of                (I.R.S. Employer
 incorporation or organization)               Identification No.)

    222 East Baltimore Street,
     Taneytown, Maryland                          21787-0491
--------------------------------------            ----------
(Address of principal executive offices)          (Zip Code)



MONOCACY BANCSHARES, INC. 1997 INDEPENDENT DIRECTORS' STOCK
                      OPTION PLAN
     ----------------------------------------------
               (Full title of the plan)


 Frank W. Neubauer, President                   Copies To:
  MONOCACY BANCSHARES, INC.          Nicholas Bybel, Jr., Esquire
  222 East Baltimore Street             SHUMAKER WILLIAMS, P.C.
       P.O. Box 491                        Post Office Box 88
Taneytown, Maryland 21787-0491               (717) 763-1121
      (410) 756-2655
------------------------------
 (Name, address, including
  zip code, and telephone
number, including area code,
  of agent for service)

                  CALCULATION OF REGISTRATION FEE


Title of Each Class         Amount               Proposed Maximum
of Securities to            to be                Offering Price
be Registered               Registered <F1>      Per Share <F2>
-----------------           -------------        ----------------

Common Stock                110,000              $22.00
$5.00 Par Value


Title of Each Class         Proposed Maximum         Amount of
of Securities to            Aggregate                Registration
Registered                  Offering Price<F2>       Fee
--------------------        -----------------        ------------

Common Stock                $2,420,000               $733.33
$5.00 Par Value

<F1>  Based on the maximum number of shares of Monocacy
      Bancshares, Inc. common stock, par value $5.00 per share ("Common Stock") authorized for issuance under the plan set forth above. There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of the anti-dilution provisions of this plan.

<F2>  Estimated pursuant to Rule 457(c) and (h)(1) solely for the purpose of calculating the amount of the registration fee based upon the average of the closing bid and asked prices of the Common Stock on July 1, 1997, with respect to the 110,000 shares of Common Stock issuable under the plan.


         TO PARTICIPANTS IN THE MONOCACY BANCSHARES, INC.
          1997 INDEPENDENT DIRECTORS' STOCK OPTION PLAN


     Monocacy Bancshares, Inc. (the "Company") has filed a registration statement concerning its shares of common stock, $5.00 par value ("Common Stock") that may, from time to time, be issued pursuant to the Company's 1997 Independent Directors' Stock Option Plan (the "Plan"). The Prospectus deemed to form a part of the registration statement consists of certain documents and explanatory memoranda regarding the Plan. Also deemed to comprise part of the Prospectus are the following documents, each of which is specifically incorporated by reference into the registration statement and each of which is on file with the United States Securities and Exchange Commission ("SEC"):

          (a)  Annual report on Form 10-KSB for the year ended
               December 31, 1996, (File No. 0-22536);

          (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997, (File No. 0-
               22536); and

          (c) The description of the Company's Common Stock, contained on pages 40 to 45 of the Company's Registration Statement No. 33-65758 on Form S-4, filed on July 8, 1993, and amended on July 26, 1993.

     All documents filed with the SEC by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in the Prospectus and to be a part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

     The Company will provide without charge to each participant in the Plan who requests, a copy of any or all of the documents mentioned above as well as all documentation relating to the Plan required to be delivered to participants pursuant to the rules adopted under the Securities Act of 1933. Requests for such copies should be addressed orally or in writing to:

                              Attention:  Corporate Secretary
                              MONOCACY BANCSHARES, INC.
                              222 East Baltimore Street
                              P.O. Box 491
                              Taneytown, Maryland  21787-0491
                              (410) 756-2655

                           PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference

          There are hereby incorporated by reference in this registration statement the following documents filed by the Company with the Commission:

          (a)  Annual report on Form 10-KSB for the year ended
               December 31, 1996, (File No. 0-22536);

          (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997, (File No. 0-
               22536); and

          (c) The description of the Company's Common Stock, contained on pages 40 to 45 of the Company's
               Registration Statement No. 33-65758 on Form S-4, filed on July 8, 1993.

          All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

          Information Required in the Section 10(a) Prospectus

          The document(s) containing the information specified in Items 1 and 2 of Part I of Form S-8 will be sent or given to plan participants as specified in Rule 428(b)(1) and, in accordance with the instructions to Part I of Form S-8, are not filed with the Securities and Exchange Commission as part of this registration statement.

Item 4.   Description of Securities

          Inapplicable.

Item 5.   Interests of Named Experts and Counsel

          Inapplicable.

Item 6.   Indemnification of Directors and Officers

          The General Corporation Laws of the State of Maryland, as applicable to the Company, together with the Company's Articles of Incorporation, provide the Company's officers and directors with a broad range of limitation from liability and indemnification for actions and inactions in connection with the performance of their duties. A corporation may indemnify any director or officer made a party to any proceeding by reason of service in that capacity unless it is established that: (1) the act or omission of the director was material to the matter giving rise to the proceeding and was either committed in bad faith or was the result of active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. The Company's officers and directors are entitled to be indemnified if they are named as a party or threatened to be named as a party to any type of proceeding as a result of actions or inactions taken by reason of service in that capacity and that such action or inaction was in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company. Officers and directors of the Company will be presumed to be entitled to this indemnification absent breaches of fiduciary duty, lack of good faith or self-dealing and will be entitled to be indemnified unless their conduct is determined by a court to have constituted willful misconduct or recklessness.

          The directors and officers of the Company are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by the Company.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.   Exemption From Registration Claimed

          Inapplicable.

Items 8.  Exhibits and Exhibit Index


Exhibit No.

     3(i)  Articles of Incorporation of Monocacy Bancshares,
                Inc.

     3(ii) Bylaws of Monocacy Bancshares, Inc.

     4.1   Articles of Incorporation of Monocacy Bancshares,
      Inc.(included at Exhibit 3(i)).

     4.2   Bylaws of Monocacy Bancshares, Inc.
           (included at Exhibit 3(ii)).

     4.3   Monocacy Bancshares, Inc. 1997 Independent Directors'
           Stock Option Plan.

     5     Opinion of Shumaker Williams, P.C.

     23.1  Consent of Stegman & Company.

     23.2  Consent of Shumaker Williams, P.C.
           (included in Exhibit 5).

     24    Power of Attorney of Directors and Officers
           (included on Signature Pages).

Item 9.   Undertakings

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or
                   sales are being made, a post-effective
                   amendment to this registration statement:

                  (i)   To include any prospectus required by
                        Section 10(a)(3) of the Securities Act of
                        1933;
                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof)which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
                  (iii) To include any material information with
                        respect to the plan of distribution not
                        previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any
                   liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a
                   post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
                Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment of the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action suit or proceeding as asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                           SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Taneytown, State of Maryland on July 2, 1997.

                                   MONOCACY BANCSHARES, INC.

                              By: /s/ Frank W. Neubauer
                                  -------------------------------
                                  Frank W. Neubauer, President
                                  and Chief Executive Officer


                         POWER OF ATTORNEY

          KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank W.
Neubauer and Michael K. Walsch, and each of them, his true and law attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                         Capacity                        Date
                         --------                        -----

/s/ Frank W. Neubauer
-----------------------  President and Chief             July 2, 1997
Frank W. Neubauer        Executive Officer and
                         Director (Principal
                         Executive Officer)

/s/ Michael K. Walsch
-----------------------  Senior Vice President           July 2, 1997
Michael K. Walsch        and Treasurer (Principal
                         Financial and Accounting
                         Officer)

/s/ Donald R. Hull
-----------------------  Chairman of the Board           July 2, 1997
Donald R. Hull           and Director

/s/ Eric E. Glass
-----------------------  Vice Chairman of the            July 2, 1997
Eric E. Glass            Board and Director

/s/ David M. Abramson
-----------------------  Director                        July 2, 1997
David M. Abramson

/s/ E. Wayne Baumgardner
-----------------------  Director                        July 2, 1997
E. Wayne Baumgardner

/s/ George B. Crouse
-----------------------  Director                        July 2, 1997
George B. Crouse

/s/ Glenn E. Eaves
-----------------------  Director                        July 2, 1997
Glenn E. Eaves

/s/ Jacob M. Yingling
-----------------------  Director                        July 2, 1997
Jacob M. Yingling

                           INDEX TO EXHIBITS


                                                      Page No.
                                                  In Sequentially
                                                      Numbered
Exhibit No.                                           Original
-----------                                        --------------

   3(i)   Articles of Incorporation                      12
          of Monocacy Bancshares, Inc.

   3(ii)  Bylaws of Monocacy Bancshares, Inc.            23

   4.1    Articles of Incorporation of Monocacy
          Bancshares, Inc.
          (included at Exhibit 3(i)).

   4.2    Bylaws of Monocacy Bancshares, Inc.
          (included at Exhibit 3(ii)).

   4.3    Monocacy Bancshares, Inc.                      36
          1997 Independent Directors' Stock
          Option Plan.

   5      Opinion of Shumaker Williams, P.C.             42

   23.1   Consent of Stegman & Company.                  45

   23.2   Consent of Shumaker Williams, P.C.
          (included in Exhibit 5).

   24     Power of Attorney of Directors and
          Officers (included on Signature
          Pages).